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                                   EXHIBIT 23

                  CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS

           We hereby consent to the incorporation by reference in the Registration Statements of HEARx Ltd. on Form S-8 (filed September 13, 1994), Form S-8 (filed July 19, 1996), Form S-3 (File No. 333-4303), Form S-3 (File No. 333-4639), Form S-3 (File No. 333-11429) , Form S-3 (File No. 333-18753), Form
S-3 (File No. 333-24357) and Form S-3 (File No. 333-25169) of our report dated March 13, 1998, relating to the consolidated financial statements and financial statement schedule of the Registrant and its subsidiaries for the year ended December 26, 1997, included in the Registrant's Annual Report on Form 10-K for fiscal year ended December 26, 1997.

West Palm Beach, Florida                                       BDO Seidman, LLP
March 13, 1998



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